Exhibit 10.1

LOAN AGREEMENT

LOAN AGREEMENT, dated as of June 30, 2017 (this “Agreement”), Reign Sapphire Corporation, a Delaware corporation (“Debtor”), Alpha Capital Anstalt (“Alpha”) and Brio Capital Master Fund Ltd., (“Brio” together with Alpha, the “Lenders”).

IN CONSIDERATION of the mutual covenants herein contained, Debtor and Lender agree as follows:

I.            DEFINITIONS.

1.1          General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Advances” shall have the meaning set forth in Section 2.2.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote 5% or more of the securities having ordinary voting power for the election of directors or, in the case of a Person other than a corporation, individuals who perform similar functions.

“Agreement” shall mean this Agreement, as amended, restated, modified and supplemented from time to time.

“Business Day” shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

“Closing Date” shall mean the date hereof.

“Default” shall mean an event which, with the giving of notice or passage of time or either, would constitute an Event of Default.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Event of Default” shall mean the occurrence of any of the events set forth in Article X.

“Governmental Body” shall mean any domestic or foreign, United States of America (“USA”) or non-USA, nation or government, tribe, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government or quasi-governmental entity. For purposes of this definition only, the term shall include any such entity, regardless of whether same may lawfully exercise jurisdiction over one or more parties to this transaction.

“Lender” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender.

“Loans” shall mean the advances made to the Debtor in accordance with Section 2.2.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of Debtor (b) Debtor’s ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Accounts, or Lenders’ lien on the assets of the Debtor (d) the practical realization of the benefits of Lender’s rights and remedies under this Agreement and the Transaction Documents.

“Notes” shall mean the promissory notes referred to in Section 2.1.

“Obligations” shall mean and include any and all of Debtor’s indebtedness and/or liabilities to Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, with the exception of Lenders’ legal fees associated with the preparation of this Agreement and all of the Transaction Documents.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal, national, tribal, foreign or otherwise, including any instrumentality, division, agency, body or department thereof).

“Transaction Documents” shall mean the Note, Guaranty, and Legal Opinion and any and all other agreements, instruments and documents now or hereafter executed by Debtor delivered to Lenders in respect of the transactions contemplated by this Agreement.

1.2          Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section or an Exhibit shall be deemed to refer to a Section or an Exhibit, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. Unless otherwise provided, all references to any agreements to which a Lender is a party, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.          THE LOAN AND SECURITY

2.1          Total Loans. Under this Agreement, the Lenders shall make loans to the Debtor up to an aggregate $1,125,000.00. The Loans shall be memorialized pursuant to Notes issued by Debtor to Lenders in the form annexed hereto as Exhibit A (“Note”). The Loans shall be repayable as described in the Note.

2.2          Advances. The Loans shall be made in a series of Advances. The Advances will be made as set forth on Schedule 2.2. Each Lender shall be responsible solely for half of each Advance.

2.3          Security Agreement. The Loans will be secured as part of the Obligations in that certain security agreement among the Debtor and Lenders dated December 23, 2015.

2.4          ACH Repayment. The Debtor shall cause its bank to make an ACH payment to the Lenders of $350.00 every business day (the “Daily Payment”). Upon each Advance the Daily Payment shall increase by a proportionate amount. The Lenders shall have the option of requiring all ACH payments be processed by a provider of their choice.

II.          INTEREST, FEES AND OTHER MATTERS.

3.1          Facility Fee. The Debtor shall issue to each Lender 750,000 (an aggregate of 1,500,000) restricted shares of its common stock as a fee to the Lenders for making this facility available to the Debtor.

3.2          Maximum Charges. In no event whatsoever shall interest and other charges hereunder exceed the highest rate permissible under law. If such interest and other charges would otherwise exceed such rate, such excess amount shall be first applied pro-rata to any unpaid principal balance of the Note, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Debtor and the provisions hereof shall be deemed amended to provide for such permissible rate. To the extent it may lawfully do so, the Debtor hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Lenders in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Debtor under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Debtor may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Initial Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Debtor to Lenders with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Lenders to the unpaid principal balance of any such indebtedness or be refunded to the Debtor, the manner of handling such excess to be at Lenders’ election.

3.3          Exculpation of Liability. Nothing herein contained shall be construed to constitute Lenders as Debtor’s agent for any purpose whatsoever, nor shall Lenders be responsible or liable for any payments with respect to the Accounts.

IV.         PRIORITY.

4.1          Priority. The Obligations under the Loans shall have priority over all other debts of the Debtor. In the event the Debtor has insufficient funds to pay all its debts as they come due it shall first pay down the Obligations before paying down other notes or accounts payable.

4.2          Guaranty. The Debtor shall have all its chief executive officer execute the guaranty annexed as Exhibit B.

V.          REPRESENTATIONS AND WARRANTIES.

Debtor hereby represents and warrants to Lenders as follows:

5.1          Organization, Good Standing and Qualification. Debtor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Debtor has the power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Transaction Documents and to carry on its business as presently conducted and perform all its obligations under the Transaction Documents. Debtor is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

5.2          Authorization; Binding Obligations. All corporate action on the part of Debtor (including the respective members, mangers, officers and directors) necessary for the authorization of this Agreement and the Transaction Documents, the performance of all obligations of Debtor hereunder and thereunder and the authorization, sale, issuance and delivery of the Note has been taken or will be taken by the unanimous consent of its Directors. This Agreement and the Transaction Documents, when executed and delivered, will be valid and binding obligations of Debtor, enforceable against each such Person in accordance with their terms, except:

i.          as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

ii.         general principles of equity that restrict the availability of equitable or legal remedies.

5.3          Liabilities. Debtor does not have any contingent liabilities, except current liabilities incurred in the ordinary course of business. The Debtor has incurred no liabilities as of the date of this Agreement.

5.4          Title to Properties and Assets; Liens, Etc. Debtor has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge. Debtor is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

5.5          Compliance with Other Instruments. Debtor is not in violation or default of (x) any term of its certificate of incorporation or bylaws, or (y) any provision of any agreement to which it is party or by which it is bound or of any judgment, decree, order or writ, excluding any agreements where default has been waived. The execution, delivery and performance of and compliance with this Agreement and the Transactions Documents will not, with or without the passage of time or giving of notice, be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Debtor or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Debtor, its business or operations or any of its assets or properties.

5.6          Litigation. There is no action, suit, proceeding or investigation pending or, to Debtor’s knowledge, currently threatened against Debtor; nor is there is any basis to assert any of the foregoing. Debtor is not a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Body or instrumentality. There is no action, suit, proceeding or investigation by Debtor currently pending or which Debtor intends to initiate.

5.7          Tax Returns and Payments. Debtor has timely filed all tax returns (federal, tribal state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by Debtor on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Debtor has not been advised:

i.          that any of its returns, federal, tribal, state or other, have been or are being audited as of the date hereof; or

ii.         of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

There is no tax to be imposed upon its properties or assets of Debtor as of the date of this Agreement that is not adequately provided for.

5.8          Compliance with Laws; Permits. Debtor is not in violation of any applicable statute, rule, regulation, order or restriction of any Governmental Body having jurisdiction over the Debtor in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Transaction Documents. Debtor has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

5.9          Full Disclosure. Debtor has provided Lenders with all information requested by Lenders in connection with its decision to purchase the Note, including all information Debtor believe is reasonably necessary to make such investment decision. Neither this Agreement nor the Transaction Documents contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Lenders by Debtor were based on Debtor’s experience in the industry and on assumptions of fact and opinion as to future events which Debtor, at the date of the issuance of such projections or estimates, believed to be reasonable.

5.10        Patriot Act. Debtor certifies that, to the best of Debtor’s knowledge, Debtor has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Debtor hereby acknowledges that Lenders seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Debtor hereby represents, warrants and agrees that: (i) none of the cash or property that Debtor will pay or will contribute to Lenders has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Debtor to Lenders, to the extent that they are within Debtor’s control shall cause Lenders to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Debtor shall promptly notify Lenders if any of these representations ceases to be true and accurate. Debtor shall provide Lenders any additional information regarding Debtor that Lenders deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Debtor understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Lenders may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Lenders’ investment in Debtor. Debtor further understands that Lenders may release confidential information about Debtor and, if applicable, any underlying beneficial owners, to proper authorities if Lenders, in its sole discretion, determines that it is in the best interests of Lenders in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

5.11        Office of Foreign Assets Control. Neither the Debtor nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

VI.         COVENANTS OF DEBTOR.

Debtor covenants with Lenders as follows:

6.1          Taxes. Debtor will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of Debtor; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if Debtor shall have set aside on its books adequate reserves with respect thereto, and provided, further, that Debtor will pay all such taxes, assessments, charges or levies forthwith upon the commencement of

6.2          Confidentiality. Except for a form 8-K that the Debtor shall file within one day of the date of this agreement, Debtor will not disclose, and will not include in any public announcement, the name of Lenders, unless expressly agreed to by Lenders or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

6.3          Accredited Investor. The Lenders represent and warrant, severally and not jointly, that each of the Lenders is an “accredited investor” as the term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended.

VII.       INDEMNIFICATION.

7.1          Indemnification of Lenders. The Debtor will indemnify and hold Lenders and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Lenders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Debtor in this Agreement or in the other Transaction Documents or (b) any action instituted against the Lender Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Debtor who is not an Affiliate of such Lender Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Lender Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Lender Party may have with any such stockholder or any violations by such Lender Party of Securities Laws or any conduct by such Lender Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Lender Party in respect of which indemnity may be sought pursuant to this Agreement, such Lender Party shall promptly notify the Debtor in writing, and the Debtor shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Lender Party. Any Lender Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Lender Party except to the extent that (i) the employment thereof has been specifically authorized by the Debtor in writing, (ii) the Debtor has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such Lender Party’s counsel, a material conflict on any material issue between the position of the Debtor and the position of such Lender Party, in which case the Debtor shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Lender Parties. The Debtor will not be liable to any Lender Party under this Agreement (y) for any settlement by a Lender Party effected without the Debtor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Lender Party’s breach of any of the representations, warranties, covenants or agreements made by such Lender Party in this Agreement or in the other Transaction Documents or any violations by such Lender Party of applicable Securities Laws or any conduct by such Lender Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 7.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Lender Party against the Debtor or others and any liabilities the Debtor may be subject to pursuant to law.

VIII.      CONDITIONS TO EACH ADVANCE.

8.1          Conditions. The agreement of Lenders to make any Advance is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

i.          Representations and Warranties. Each of the representations and warranties made by Debtor to this Agreement and the Transaction Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or the Transaction Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date;

ii.         No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made on such date; provided, however, that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

iii         Revenue Milestones. The Company shall be allowed to request quarterly Advances of up to the lesser of (i) $250,000; or (ii) one sixth (1/6) of the revenue reported in the form 10-Q or form 10-K filed with the Securities and Exchange Commission for the previous calendar quarter or previous fiscal year, whichever is most recent, provided that such revenue generated a profit of at least ten percent (10%);

iv.        Consent. The Lenders have consented to making the additional Advance, which consent maybe withheld by the Lenders in their absolute discretion.

8.2          Confirming Representations and Warranties. Prior to each Advance the Debtor shall provide the Lender with a written statement that the conditions contained in Section 8.1 have been satisfied.

IX.        INFORMATION AS TO DEBTOR.

Debtor shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1          Litigation. Promptly notify Lenders in writing of the commencement or threat, oral or written, of any litigation, suit or administrative proceeding affecting Debtor, whether or not the claim is covered by insurance.

9.2          Material Occurrences. Promptly notify Lenders in writing upon the occurrence of (a) any Event of Default or Default; and (b) any other development in the business or affairs of Debtor which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Debtor proposes to take with respect thereto.

9.3          Additional Information. Furnish Lenders with such additional information as Lenders shall reasonably request in order to enable Lenders to determine whether the covenants and conditions of this Agreement and the Note have been complied with by Debtor.

9.4          Notices of Adverse Events. Furnish Lenders with prompt notice of (a) any lapse or other termination of any consent, license or permit issued to Debtor by any Governmental Body or any other Person that is material to the operation of Debtor’s business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such consent, license or permit; and (c) copies of any periodic or special reports filed by Debtor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Debtor, or if copies thereof are requested by Lenders or any Lenders, and (d) copies of any notices and other communications from any Governmental Body which relate to Debtor.

9.5          Additional Documents. Execute and deliver to Lenders, upon request, such documents and agreements as Lenders may, from time to time, reasonably request if applicable to this Agreement and the Transaction Documents.

X.          EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1        failure by Debtor to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Transaction Document;

10.2        issuance of a notice of lien, levy assessment, injunction attachment or service against any portion of any Debtor’s property;

10.3        failure or neglect of Debtor to perform, keep or observe any term, provision, condition, covenant herein contained herein or in any Transaction Document (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default, which is not cured within fifteen (15) Business Days after the occurrence of such Event of Default;

10.4        any judgment or judgments are rendered or judgment liens filed against Debtor for an aggregate amount in excess of $50,000;

10.5        Debtor or any Affiliate of Debtor shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors, (c) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (g) take any action for the purpose of effecting any of the foregoing;

10.6        Debtor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.7        any change in the condition or affairs of Debtor (financial or otherwise) which could have a Material Adverse Effect;

10.8        any provision of this Agreement shall, for any reason, cease to be valid and binding on Debtor, or Debtor shall so claim in writing to Lenders;

10.9        any Governmental Body having jurisdiction over the Debtor shall revoke, terminate, suspend or adversely modify any license or permit of Debtor;

10.10      any failure to remain in good standing in any jurisdiction in which the Debtor is required to registered;

10.10      any Event of Default under the Note.

XI.         LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1        Rights and Remedies. Upon the occurrence of (a) an Event of Default pursuant to Article X all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (b) any of the other Events of Default and at any time thereafter at the option of Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence of any Event of Default, Lenders shall have the right to exercise any and all other rights and remedies provided for herein, under the law or equity generally.

11.2        Lenders’ Discretion. Except as otherwise provided herein, Lenders shall have the right in their sole discretion to determine which rights, liens, security interests or remedies Lenders may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lenders’ or Lenders’ rights hereunder.

11.3        Setoff. In addition to any other rights which Lenders may have under applicable law, upon the occurrence of an Event of Default, Lenders shall have a right to apply Debtor property held by such Lenders to reduce the Obligations.

11.4        Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.       WAIVERS AND JUDICIAL PROCEEDINGS.

12.1        Waiver of Notice. Debtor hereby waives notice of non-payment of any of the Loans, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Accounts received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2        Delay. No delay or omission on Lenders’ part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3        Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION, DOCUMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS THAT ANY SUCH CLAIM, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.4        Governing Law and Jurisdiction. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES. The Debtor hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State and County of New York, provided that nothing contained in this Agreement will prevent the Lenders from bringing any action, enforcing any award or judgment or exercising any rights against the Debtor individually, against any security or against any property of the Debtor within any other county, state or other foreign or domestic jurisdiction. The Lenders and the Debtor agree that the venue provided above is the most convenient forum for both the Lenders and the Debtor. The Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

XIII.      EFFECTIVE DATE AND TERMINATION.

13.1        Termination. The termination of this Agreement shall not affect Lenders’ rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The rights granted to Lenders hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations of Debtor have been paid or performed in full. All representations, warranties, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

13.2        Final Advance. Lender will not be allowed to request any further Advances after December 31, 2018.

XIV.      WAIVER OF SUBROGATION.

14.1        Waiver of Subrogation. Debtor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which Debtor may now or hereafter have against any Person directly or contingently liable for the Obligations hereunder, or against or with respect to Debtor’s property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XV.       MISCELLANEOUS.

15.1        Entire Understanding. This Agreement and the Transaction Documents contain the entire understanding between Debtor and Lenders and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Debtor acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Transaction Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

15.2        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Lenders and their respective successors and assigns, except that Debtor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lenders.

15.3        Notice. Any notice or request hereunder may be given to Debtor and Lenders at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) business days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(i)            If to Lenders to:

The addresses on Schedule A.

With a copy by fax to:

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, NY 11581

Fax: (212) 697–3575

(ii)          If to Debtor to:

Reign Sapphire Corporation

9465 Wilshire Boulevard

Beverly Hills, CA 90212

With a copy by fax only to:

Bart and Associates, LLC

8400 East Prentice Avenue, Suite 1500

Greenwood Village, CO 80111

Fax: (720) 528-7765

15.4        Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

15.5        Expenses. All costs and expenses including, without limitation, (i) reasonable attorneys’ fees and disbursements incurred by Lenders (a) in all efforts made to enforce payment of any of the Obligations or effect collection of any Accounts, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or the Transaction Documents or any consents or waivers hereunder or thereunder, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lenders’ security interest in any of the Accounts, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lenders’ transactions with Debtor and (ii) reasonable fees and disbursements incurred by Lenders in connection with any appraisals of the Accounts, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and the Transaction Documents, shall be part of the Obligations.

15.6        Injunctive Relief. Debtor recognizes that if Debtor fails to perform, observe or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Lenders, if Lenders so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

15.7        Consequential Damages. Lenders shall not be liable to Debtor for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

15.8        Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

15.9        Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15.10      Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

15.11      Lenders Legal Fees. The Debtor shall be responsible for $2,500 of the Lenders’ legal fees in connection with the preparation of this Agreement and $750 for each Advance for the preparation of the documents for each Advance.

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In witness of whereof the parties have caused this agreement to be duly executed as of the date written above.

DEBTOR

Reign Sapphire Corporation

By: Joseph Segelman

Title: CEO

LENDERS

Alpha Capital Anstalt	Brio Capital Master Fund, Ltd.

By: Konrad Ackerman	By: Shaye Hirsch
Its: Director	Its: Director

EXHIBITS

Exhibit A:        Note

Exhibit B:         Guaranty

SCHEDULES

Schedule A     Lenders Information

Schedule 2.2   Advances

Schedule A

Lender
Alpha Capital Anstalt Lettstrasse 32 9490 Vaduz Liechtenstein
Brio Capital Master Fund Ltd. 100 Merrick Road, Suite 401W Rockville Center, NY 11570

Schedule 2.2

Advance Date	Amount
Closing	$125,000
Fourth Quarter of 2017	up to $250,000
First Quarter of 2018	up to $250,000
Second Quarter of 2018	up to $250,000
Third Quarter of 2018	up to $250,000
Total	$1,125,000